Exhibit 99.1

Mellon Financial Corporation

Quarterly Earnings Summary

January 17, 2007

Table of Contents

Cautionary Statement / Additional Information	1
Fourth Quarter 2006 Financial Highlights (vs. fourth quarter 2005)	2
Financial Summary	3
Noninterest Revenue	4
Net Interest Revenue	5
Operating Expense	6
Full-Year 2006 Revenue (FTE) and Pre-tax Income (FTE) Mix / Assets Under Management Flows	7
Business Sectors / Mellon Asset Management	8
Private Wealth Management	9
Asset Servicing	10
Payment Solutions & Investor Services (PS&IS)	11
Other Sector / Income Taxes / Discontinued Operations	12
Junior Subordinated Debentures / Merger Agreement with The Bank of New York (BNY)	13
Financial Goals	14
Appendix – Financial Trends	15

All narrative comparisons in this Quarterly Earnings Summary are with the fourth quarter of 2005 and all information is reported on a continuing operations basis, unless otherwise noted.

During the fourth quarter of 2006, the following impacted the reporting of our business sector results:

•	Mellon signed an agreement to sell its venture capital group, Mellon Ventures, and applied discontinued operations accounting to this business. Discontinued operations are discussed on page 12.

•	A segment of our Working Capital Solutions business was moved from the PS&IS sector to Business Exits in the Other sector based upon our intention not to renew certain contracts with agencies of the Federal government that expire in 2007.

•	Our asset administration business in Brazil was moved to the Mellon Asset Management sector from Business Exits in the Other sector as a result of a decision to strategically grow the business.

Accordingly, the income statements for these sectors for all periods have been restated.

Throughout this Quarterly Earnings Summary, certain measures, which are noted, exclude certain items. We believe these measures are useful to the investment community in analyzing the financial results and trends of ongoing operations. We believe they facilitate comparisons with prior periods and reflect the principal basis on which our management monitors financial performance.

Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

CAUTIONARY STATEMENT

A number of statements (i) in this Quarterly Earnings Summary, (ii) in our presentations and (iii) in the responses to your questions are “forward-looking statements.” These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, the Corporation’s future financial goals, including future revenue, expenses and earnings, seasonality factors, the use of excess capital, new business wins, lower levels of incentives associated with performance fees; statements with respect to the proposed merger with The Bank of New York, including the future strength and growth of businesses, opportunities for cost savings and revenue synergies, continuing to deliver strong investment performance, superior client service and high fiduciary standards, the expected closing of the merger with The Bank of New York, expectations with respect to operations after the merger and the timing of the filing of the joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”); the expected tax provisioning rate for the first quarter of 2007; intentions not to renew certain contracts, subsequent closings in connection with the sale of our direct and indirect venture capital portfolio; seasonality of performance fees and resulting incentive payments; and intentions with respect to junior subordinated debentures and expected reduced funding costs, as well as the Corporation’s overall plans, strategies, goals, objectives, expectations, estimates and intentions, and are based on assumptions that involve risks and uncertainties and that are subject to change based on various important factors (some of which are beyond the Corporation’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the businesses of the Corporation and The Bank of New York may not be integrated successfully or the integration may be more difficult, time-consuming or costly than expected; the combined company may not realize, to the extent or at the time we expect, revenue synergies and cost savings from the transaction; revenues following the transaction may be lower than expected as a result of losses of customers or other reasons; deposit attrition, operating costs, customer loss and business disruption following the transaction, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; governmental or shareholder approvals of the transaction may not be obtained on the proposed terms or expected timeframe or at all; changes in political and economic conditions; changes in the relevant benchmark to measure changes in investment management fees; equity, fixed-income and foreign exchange market fluctuations; changes in the mix of assets under management; changes in the mix of deposits; the effects of the adoption of new accounting standards; corporate and personal customers’ bankruptcies; operational risk; inflation; levels of tax-free income; technological change; success in the timely development of new products and services; competitive product and pricing pressures within the Corporation’s markets; consumer spending and savings habits; interest rate fluctuations; geographic sources of income; monetary fluctuations; acquisitions and integrations of acquired businesses; changes in law; changes in fiscal, monetary, regulatory, trade and tax policies and laws; success in gaining regulatory approvals when required; the effects of terrorist acts and the results of the war on terrorism; as well as other risks and uncertainties detailed from time to time in the filings of the Corporation with the SEC. Such forward-looking statements speak only as of Jan. 17, 2007, and the Corporation undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

ADDITIONAL INFORMATION

The proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation will be submitted to The Bank of New York Company, Inc.’s and Mellon Financial Corporation’s shareholders for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction between The Bank of New York Company, Inc. and Mellon Financial Corporation because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about The Bank of New York Company, Inc. and Mellon Financial Corporation, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and other SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, from Mellon Financial Corporation, Secretary of Mellon Financial Corporation, One Mellon Center, Pittsburgh, Pennsylvania 15258-0001 (800-205-7699), or from The Bank of New York Company, Inc., Investor Relations, One Wall Street, 31st Floor, New York, New York 10286 (212-635-1578).

The respective directors and executive officers of The Bank of New York Company, Inc. and Mellon Financial Corporation and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of Mellon Financial Corporation and/or The Bank of New York Company, Inc. in respect of the proposed transaction. Information about the directors and executive officers of Mellon Financial Corporation is set forth in the proxy statement for Mellon Financial Corporation’s 2006 annual meeting of shareholders, as filed with the SEC on March 15, 2006. Information about the directors and executive officers of The Bank of New York Company, Inc. is set forth in the proxy statement for The Bank of New York Company, Inc.’s 2006 annual meeting of shareholders, as filed with the SEC on March 24, 2006. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

FOURTH QUARTER 2006 FINANCIAL HIGHLIGHTS (vs. fourth quarter 2005)

	Income		EPS
	$ millions	% growth	$	% growth
Continuing operations*	$298	49%	$.72	50%
Total Corporation**	$237	14%	$.57	14%

*	4Q06 continuing operations includes $59 million pre-tax ($41 million after-tax), or 10 cents per share, of expenses (severance of $26 million, impairment charges of $16 million, merger-related expenses of $11 million, and additional occupancy reserves of $6 million); and $74 million, or 18 cents per share, of tax benefits primarily related to a reversal of deferred tax liabilities due to management’s decision to indefinitely reinvest earnings of certain foreign subsidiaries in accordance with Accounting Principles Board (APB) Opinion No. 23.

**	4Q06 total Corporation includes a net after-tax loss of $61 million from discontinued operations, due primarily to the loss on the sale of the venture capital portfolio.

Business Sectors	Total Revenue Growth	Commentary
Mellon Asset Management	53%	Performance fees/net flows/market/acquisitions
Private Wealth Management	7%	Strong fee growth/flat yield curve
Asset Servicing	15%	New business/JV growth
Payment Solutions & Investor Services	—%	Lower ancillary fee revenue/higher net interest revenue
Total Corporation	26%

•	Record level of assets under management $995 billion, up 27% versus a 14% increase in the S&P 500

•	Growth was 18% excluding acquisitions

•	Net inflows during the quarter totaled $14 billion; $72 billion for full-year 2006

•	Record level of assets under custody/administration of $4.5 trillion, increased 15%

•	Operating expense increased 32%

•	Severance/impairment/merger-related/occupancy noted above increased expenses by 6%

•	Approximately 21% of pre-tax income from outside the U.S. compared to 13% 4Q05 (see footnote (c) on page 14)

•	Pre-tax margin was 22%, versus 26% for 4Q05 and 3Q06

•	Severance/impairment/merger-related/occupancy negatively impacted 4Q06 pre-tax margin by approximately 400 bps

•	Tax rate was 8.2% compared to 32.3% for 4Q05 and 32.1% for 3Q06; 1Q07 expected to be approximately 32.5%

•	4Q06 tax rate approximately 30.9% excluding the $74 million of tax benefits discussed above

•	The tangible shareholders’ equity ratio was 4.74% at Dec. 31, 2006 vs. 4.25-5.25% target range

•	Dec. 31, 2006 ratio was negatively impacted by approximately 40 bps resulting from the adoption of pension-related SFAS No. 158, as previously disclosed

•	Repurchased 1.4 million shares during the fourth quarter of 2006 and issued 4.8 million shares, including 2.8 million in connection with the Walter Scott & Partners acquisition, with the remainder for benefit plan purposes

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

FINANCIAL SUMMARY

Mellon Financial Corporation

Continuing Operations

(dollar amounts in millions, non-FTE basis unless otherwise noted)	2005	2006					4Q06 vs. 4Q05
	4th Qtr	1st Qtr(a)	2nd Qtr	3rd Qtr	4th Qtr(a)
Total fee and other revenue	$1,087	$1,119	$1,157	$1,161	$1,412		30%
Gains on sales of securities	—	—	—	3	—		N/M
Net interest revenue	116	120	114	119	110		(5)

Total revenue	1,203	1,239	1,271	1,283	1,522		26

Provision for credit losses	4	1	(3)	(1)	5		N/M
Total operating expense	903	954	958	963	1,192		32

Income from continuing operations before income taxes	296	284	316	321	325		10
Provision for income taxes	95	91	93	103	27

Income from continuing operations	$201	$193	$223	$218	$298		49

Return on equity (annualized)	19%	19%	21%	20%	25%
Pre-tax operating margin (FTE)	26%	24%	26%	26%	22%

Average common shares and equivalents outstanding:
Basic	412,081	409,555	408,154	407,210	410,901
Diluted	415,534	414,248	412,986	411,996	416,687

Period-end data

Employees	16,500	16,600	16,700	16,700	16,800		2%

Total shareholders’ equity to assets ratio (b)	10.86%	11.07%	10.55%	10.54%	11.27%
Tangible shareholders’ equity to assets ratio (b)	5.19%	5.26%	4.99%	5.35%	4.74%
Tier I capital ratio (b)	10.90%	11.22%	10.85%	12.30%	12.1	%(c)
Total (Tier I plus Tier II) capital ratio (b)	16.87%	17.36%	16.77%	18.64%	18.5	%(c)
Leverage capital ratio (b)	8.33%	8.58%	8.34%	9.15%	9.1	%(c)

Book value per common share	$10.11	$10.15	$10.31	$10.91	$11.26
Tangible book value per common share	$4.54	$4.53	$4.59	$5.24	$4.41
Dividends per share	$.20	$.20	$.22	$.22	$.22
Dividend yield	2.3%	2.2%	2.6%	2.3%	2.1%
Closing common stock price per share	$34.25	$35.60	$34.43	$39.10	$42.15
Market capitalization	$14,230	$14,723	$14,166	$16,104	$17,502

(a)	1Q06 includes the $19 million charge recorded in connection with payments, awards and benefits for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement. 4Q06 continuing operations includes $59 million of pre-tax expenses as follows: severance of $26 million; impairment charges of $16 million; merger-related expenses of $11 million; and additional occupancy reserves of $6 million, for a total of $41 million after-tax. 4Q06 continuing operations also includes $74 million of tax benefits primarily related to a reversal of deferred tax liabilities due to management’s decision to indefinitely reinvest earnings of certain foreign subsidiaries in accordance with APB 23.

(b)	Includes discontinued operations.

(c)	Preliminary.

N/M - Not meaningful.

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

NONINTEREST REVENUE

(dollar amounts in millions, unless otherwise noted)	2005	2006				4Q06 vs. 4Q05
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Investment management	$447	$466	$489	$518	$601	34%
Performance fees	77	58	48	56	196	154

Total investment management	524	524	537	574	797	52
Distribution and service	90	98	108	107	102	13
Institutional trust and custody	214	224	244	233	244	14
Payment solutions & investor services	127	121	124	119	118	(7)
Foreign exchange trading	46	58	68	53	60	31
Financing-related/equity investment	30	34	29	24	27	(7)
Other	56	60	47	51	64	16

Total fee and other revenue	1,087	1,119	1,157	1,161	1,412	30
Gains on sales of securities	—	—	—	3	—	N/M

Total noninterest revenue (non-FTE)	$1,087	$1,119	$1,157	$1,164	$1,412	30%
Total noninterest revenue (FTE)	$1,097	$1,128	$1,166	$1,173	$1,421	30%
Fee and other revenue as a percentage of total revenue (FTE)	90%	90%	91%	90%	93%
Annualized fee revenue per employee (in thousands) (based on average headcount)	$261	$273	$279	$276	$333
Market value of assets under management at period-end (in billions)	$781	$808	$870	$918	$995	27%
Market value of assets under custody or administration at period-end (in billions)	$3,908	$4,125	$4,213	$4,380	$4,491	15%
S&P 500 Index - period-end	1248	1295	1270	1336	1418	14%
S&P 500 Index - daily average	1231	1284	1281	1288	1389	13%

N/M - Not meaningful.

KEY POINTS

•	Investment management fees were up a strong 52%, driven by higher performance fees, net asset flows, and improved equity markets, the acquisition of Walter Scott & Partners, as well as a higher yield on average assets under management; excluding the impact of performance fees and acquisitions, investment management fees increased by 26%

•	Distribution and service fees increased 13%, reflecting higher sales volumes and higher market values of mutual funds by Mellon Global Investments, our international distributor

•	Institutional trust & custody fees increased 14%, due primarily to net new business and a 76% increase in net earnings from the ABN AMRO Mellon and CIBC Mellon joint ventures

•	Payment solutions & investor services fees declined 7%, primarily reflecting lower ancillary services revenue at Mellon Investor Services and higher credits for compensating balances in lieu of fees (recorded in net interest revenue)

•	Foreign exchange trading revenue increased 31% primarily due to higher client volumes

•	Other noninterest revenue increased 16% due primarily to higher seed capital gains as well as higher expense reimbursements from the joint ventures that are recorded as other revenue, partially offset by the expiration of the transitional service agreement with Affiliated Computer Services (ACS)

Other Items Impacting Future Quarters

•	Expected lower level of performance fees, which are seasonally highest in the fourth quarter; approximately $110 million of the 4Q06 performance fees have a fourth quarter (only) measurement period; the level of future performance fees is dependent upon a combination of the number of contracts in the period, investment performance and market conditions

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

NET INTEREST REVENUE

(dollar amounts in millions) (a)	2005	2006				4Q06 vs. 4Q05
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Net interest revenue (FTE)	$121	$125	$117	$123	$114	(6)%
Net interest margin (FTE)	1.81%	1.93%	1.71%	1.64%	1.56%	(25	)bp
Selected average balances:
Money market investments	$2,812	$2,317	$2,897	$4,903	$3,774	34%
Trading account securities	283	309	439	456	480	69
Securities (b)	16,982	17,666	18,221	18,659	18,568	9
Loans	6,354	5,979	5,872	5,852	6,101	(4)

Interest-earning assets (b)	26,431	26,271	27,429	29,870	28,923	9
Interest-bearing deposits	16,013	15,295	15,722	19,917	19,144	20
Noninterest-bearing deposits	7,892	8,274	8,362	7,988	7,407	(6)
Noninterest-bearing deposits as a percentage of interest-earning assets	30%	31%	30%	27%	26%

(a)	Prior periods calculated on a continuing operations basis even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.

(b)	Excludes adjustments for fair value required by SFAS No. 115.

bp	- basis points.

KEY POINTS

•	Net interest revenue (FTE) decreased $7 million, or 6% compared with 4Q05, and $9 million, or 8% (unannualized), compared with 3Q06. Both decreases primarily reflect the financing costs associated with the Walter Scott & Partners acquisition

•	Net interest margin decreased 25 bp compared with 4Q05, reflecting the impact of a flat to inverted yield curve on our adjustable rate investment securities portfolio, an increase in lower yielding money market investments and trading account securities, a lower proportion of noninterest-bearing deposits, the exit and sale of the large corporate real estate loan portfolio, as well as financing costs related to the Walter Scott & Partners acquisition

•	Please refer to pages 4 and 5 of the Appendix for a 12-quarter trend of average balances and interest yields/rates

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

OPERATING EXPENSE

(dollar amounts in millions)	2005	2006					4Q06 vs. 4Q05
	4th Qtr	1st Qtr		2nd Qtr	3rd Qtr	4th Qtr (a)
Staff:
Compensation	$260	$268		$270	$279	$309	18%
Incentives (b)	133	170		145	160	248	87
Employee benefits	65	76		71	73	78	21

Total staff	458	514	(c)	486	512	635	39

Non-staff:
Professional, legal and other purchased services	123	115		125	131	145	19
Distribution and servicing	106	115		126	122	140	31
Net occupancy	59	59		58	51	68	16
Equipment	46	44		44	42	49	6
Business development	28	25		28	25	36	27
Communications	21	23		22	20	20	(3)
Amortization of intangible assets	7	7		7	7	23	N/M
Other	55	52		62	53	76	39

Total non-staff	445	440		472	451	557	25

Total operating expense	$903	$954		$958	$963	$1,192	32%

Total staff expense as a percentage of total revenue (FTE)	38%	41	%(c)	38%	40%	41%

Employees at period-end	16,500	16,600		16,700	16,700	16,800	2%

(a)	Includes pre-tax expenses of: severance $26 million; impairment charges related to DPM and HBV $16 million; merger-related expenses $11 million; and additional occupancy reserves $6 million.

(b)	Stock option expense totaled $6 million in the fourth quarter of 2005. It totaled $11 million in the 1Q06, including $3 million for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement, $9 million in the 2Q06, $8 million in both the 3Q06 and 4Q06.

(c)	1Q06 includes a $19 million pre-tax charge in connection with payments, awards and benefits for Mellon’s former chairman and chief executive officer, pursuant to his employment agreement. Excluding this charge, staff expense as a percentage of total revenue (FTE) was 40% in 1Q06.

N/M	- Not meaningful.

KEY POINTS

Total Staff

•	Excluding the impact of severance, compensation expense increased by 9% (related headcount was up only 2%), primarily due to the Walter Scott & Partners acquisition, our annual merit increase effective July 1, 2006 and in support of business growth

•	The growth in incentives of 87% was principally due to the results of Mellon Asset Management and Asset Servicing as well as higher corporate incentives based upon 2006 performance

•	The increase in benefits was in part due to the increased cost of pensions

Non-Staff

•	Higher professional, legal and purchased services due to merger-related expenses ($11 million) and in support of new business generation and strategic initiatives

•	Higher distribution and servicing related primarily to an increased level of mutual fund activity outside of the U.S.

•	Higher net occupancy expense primarily due to additional 4Q06 occupancy reserves ($6 million)

•	Increased business development expense in support of new business generation

•	Higher amortization of intangible assets due primarily to an $11 million impairment charge at DPM Mellon and the impact of the Walter Scott & Partners acquisition

•	Increased other expense related to the growth of our Asset Servicing joint ventures and the associated amounts of pass-through payments, an impairment charge related to HBV Alternative Investment Strategies as well as a higher level of year-end expenses

Other Items Impacting Future Quarters

•	Expected lower level of performance fee related incentives, which are seasonally highest in the fourth quarter

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

FULL-YEAR 2006 REVENUE (FTE) AND PRE-TAX INCOME (FTE) MIX

Revenue *	Pre-tax Income *
87% Asset Management and Asset Servicing	91% Asset Management and Asset Servicing

Full-Year 2006 versus 2005 Revenue and Pre-tax Income Growth (FTE)

	Revenue	Pre-tax Income *
Mellon Asset Management	33%	55%
Asset Servicing	24%	26%
Private Wealth Management	5%	(4)%
Payment Solutions & Investor Services	1%	(1)%
Total Corporation	18%*	17%

*	Growth rates adjusted for items detailed on page 14.

ASSETS UNDER MANAGEMENT FLOWS

12 Months

Changes in market value of assets under management from Dec. 31, 2005 to Dec. 31, 2006 - by business sector

(in billions)	Mellon Asset Management	Private Wealth Management	Asset Servicing	Total
Market value of assets under management at Dec. 31, 2005	$625	$53	$103	$781
Net inflows:
Long-term	36	2	—	38
Money market	29	—	—	29
Securities lending	—	—	5	5

Total net inflows	65	2	5	72
Net market appreciation (a)	64	4	—	68
Acquisitions, net, and transfers	66	—	8	74

Market value of assets under management at Dec. 31, 2006	$820	$59	$116	$995

(a)	Includes the effect of changes in foreign exchange rates.

3 Months

Changes in market value of assets under management from Sept. 30, 2006 to Dec. 31, 2006 - by business sector

(in billions)	Mellon Asset Management	Private Wealth Management	Asset Servicing	Total
Market value of assets under management at Sept. 30, 2006	$748	$55	$115	$918
Net inflows:
Long-term	9	1	—	10
Money market	3	—	—	3
Securities lending	—	—	1	1

Total net inflows	12	1	1	14
Net market appreciation (a)	33	3	—	36
Acquisitions, net	27	—	—	27

Market value of assets under management at Dec. 31, 2006	$820	$59	$116	$995

(a)	Includes the effect of changes in foreign exchange rates.

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

BUSINESS SECTORS

Our lines of business are combined into five business sectors: Mellon Asset Management; Private Wealth Management; Asset Servicing; Payment Solutions & Investor Services (PS&IS); and Other.

MELLON ASSET MANAGEMENT

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005	2006				4Q06 vs. 4Q05
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Investment management:
Mutual funds	$201	$194	$201	$204	$228	14%
Institutional clients	136	158	170	196	246	81
Performance fees	77	58	48	56	196	154
Private clients	23	24	26	25	28	18

Total investment management	437	434	445	481	698	60
Distribution and service	90	98	108	107	102	13
Other fee revenue	13	26	12	23	38	N/M

Total fee and other revenue	540	558	565	611	838	55
Net interest revenue (expense)	(4)	(4)	(10)	(10)	(18)	N/M

Total revenue	536	554	555	601	820	53
Operating expense	375	395	399	415	545	45

Income before taxes	$161	$159	$156	$186	$275	71%
Market value of assets under management at period-end (in billions)(a)	$625	$649	$708	$748	$820	31%
Assets under management - net inflows (outflows) (in billions):
Long-term	$6	$10	$11	$6	$9
Money market	$4	$(3)	$10	$19	$3
Employees at period-end	2,600	2,600	2,600	2,600	2,700
Return on common equity (annualized)	43%	44%	42%	50%	74%
Pre-tax operating margin	30%	29%	28%	31%	34%
Adjusted pre-tax operating margin (b)	38%	36%	36%	39%	40%
MEMO: Intangible amortization	$3	$3	$3	$3	$8

(a)	Excludes amounts subadvised for other sectors of $4 billion, $4 billion, $3 billion, $3 billion and $4 billion.

(b)	Calculated by netting distribution and servicing expense from revenue.

N/M	- Not meaningful.

Note: 4Q06 includes $6 million of severance expense as well as $5 million of impairment charges related to the sale of HBV Alternative Investment Strategies. During 4Q06, our asset administration business in Brazil was moved to this sector from Business Exits in the Other sector. Income statements for all periods have been restated.

KEY POINTS

•	Strong positive operating leverage resulting in a 400 bp improvement in pre-tax operating margin

•	Investment management fees increased 60%, reflecting higher performance fees, net asset flows, improved equity markets, the Walter Scott & Partners acquisition, as well as a higher yield on average assets under management. The increase in yield was driven by higher performance fees, a higher proportion of equity assets and increased mutual fund sales outside the U.S.

•	Net positive AUM inflows of $12 billion in 4Q06 were comprised of $9 billion of long-term inflows and $3 billion of money market inflows

•	Mutual fund fee revenue increased 14%, primarily reflecting a higher level of international and domestic flows

•	Institutional client fee revenue increased 81%, driven by strong net asset flows, improved equity markets and the Walter Scott & Partners acquisition

•	Performance fees increased 154%, driven primarily by new hedge fund and international strategies

•	Distribution and service fees increased 13%, reflecting higher sales volumes and higher market values of mutual funds by Mellon Global Investments, our international distributor

•	Operating expense increased 45% due primarily to: higher incentives related to an increased level of performance fees and new business; increased distribution expenses, the impact of the Walter Scott & Partners acquisition; severance expense; and the HBV impairment charge

Other Items Impacting Future Quarters

•	Expected lower level of performance fees, which are seasonally highest in the fourth quarter; approximately $110 million of the 4Q06 performance fees have a fourth quarter (only) measurement period; the level of future performance fees is dependent upon a combination of the number of contracts in the period, investment performance and market conditions

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

PRIVATE WEALTH MANAGEMENT

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005		2006			4Q06 vs. 4Q05
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Investment management	$87	$90	$92	$93	$99	12%
Institutional trust and custody	2	3	2	3	2	8
Other fee revenue	6	5	6	4	5	N/M

Total fee and other revenue	95	98	100	100	106	12
Net interest revenue	76	74	77	77	77	1

Total revenue	171	172	177	177	183	7
Operating expense	100	103	105	106	112	12

Income before taxes	$71	$69	$72	$71	$71	1%
Average loans	$4,563	$4,615	$4,688	$4,669	$4,762	4%
Average assets	$10,860	$10,279	$10,395	$10,544	$10,760	(1)
Average deposits	$9,474	$8,824	$8,865	$8,827	$8,936	(6)
Market value of total client assets at period end (in billions)	$86	$89	$87	$90	$95	10%
Employees at period-end	1,900	1,900	2,000	2,000	2,000
Return on common equity (annualized)	32%	34%	35%	34%	35%
Pre-tax operating margin	41%	40%	41%	40%	39%
MEMO: Intangible amortization	$1	$1	$1	$1	$1

N/M - Not meaningful.

Note: 4Q06 includes $1 million of severance expense.

KEY POINTS

•	Total fee and other revenue increased 12% to a record quarterly level, driven by organic growth and record quarterly new business, improved equity markets and the acquisitions of City Capital (December 2005) in Atlanta and the Planned Giving Services Group of U.S. Trust Corporation (March 2006)

•	A 10% increase in total client assets, to a record level of $95 billion, resulted from net new business noted above, as well as acquisitions and improved market conditions

•	Net interest revenue increased 1% due primarily to higher loan levels and margins; the increase in loans reflects the impact of our national private banking initiatives

•	Negative operating leverage resulted from the expense impact of business growth initiatives including the impact of additional offices and sales representatives and increased marketing expense, as well as severance expense

•	In 2006 opened 5 new office locations including two in Florida (Vero Beach, Naples), one in California (Century City), one in North Carolina (Greensboro) and one in London

•	Added 17 (net) sales officers in 2006

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

ASSET SERVICING

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005	2006				4Q06 vs. 4Q05
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Institutional trust and custody	$171	$174	$187	$188	$196	14%
Securities lending revenue	26	30	38	26	26	2
Other fee revenue	72	83	96	77	89	22

Total fee and other revenue (a)	269	287	321	291	311	15
Net interest revenue	20	26	27	29	24	19

Total revenue	289	313	348	320	335	15
Operating expense	238	245	261	257	292	22

Income before taxes	$51	$68	$87	$63	$43	(15)%
Average deposits	$7,077	$7,111	$7,570	$8,737	$8,975	27%
Market value of assets under management at period-end (in billions)(b)	$103	$104	$108	$115	$116	13%
Market value of assets under custody or administration at period-end (in billions) (a)	$3,874	$4,091	$4,180	$4,344	$4,453	15%
Employees at period-end	4,500	4,500	4,500	4,600	4,600
Return on common equity (annualized)	27%	34%	42%	31%	21%
Pre-tax operating margin	18%	22%	25%	20%	13%
MEMO:
Total joint venture revenue (a)	$107	$119	$149	$140	$143	34%
Intangible amortization	$3	$3	$3	$2	$14	N/M

(a)	Total joint venture revenue includes the activity of CIBC Mellon and ABN AMRO Mellon. Included in total fee and other revenue is Mellon’s portion of the earnings of the joint ventures, which are accounted for under the equity method of accounting. Assets under custody or administration for CIBC Mellon totaled $667 billion, $682 billion, $695 billion, $737 billion and $748 billion. Assets under custody or administration of ABN AMRO Mellon totaled $522 billion, $586 billion, $640 billion, $696 billion and $773 billion.

(b)	Represents the investment of securities lending cash collateral managed by the Asset Servicing sector.

Note: 4Q06 includes $11 million of impairment charged related to DPM Mellon and $6 million of severance expense.

KEY POINTS

•	Total revenue increased 15% reflecting:

•	A 14% increase in institutional trust and custody fees, driven by new business and a 76% increase in net earnings from the ABN AMRO Mellon and CIBC Mellon joint ventures

•	A 22% increase in other fee revenue, driven by higher foreign exchange fees due to higher client volumes, as well as higher expense reimbursements from the joint ventures

•	A 19% increase in net interest revenue due to higher foreign and domestic deposit balances

•	Operating expense increased 22%, reflecting new business and growth initiatives, the $11 million impairment charge related to DPM, increased joint venture pass-through payments, severance expense of $6 million and a higher level of year-end expenses; the impairment charge, severance and higher year-end expenses accounted for over one-third of the operating expense increase

•	Assets under custody or administration increased to a record level of $4.453 trillion, including net new conversions of $84 billion in 4Q06, and $224 billion for the full-year 2006

•	New business wins totaled $124 billion in 4Q06 and $506 billion for the full-year 2006

•	Global Custodian Magazine (2006 Custody Survey) - #1 rated custodian among the peer group of large custodians for the fifth consecutive year (released January 2007)

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

PAYMENT SOLUTIONS & INVESTOR SERVICES (PS&IS)

(dollar amounts in millions, unless otherwise noted; presented on an FTE basis)	2005	2006				4Q06 vs. 4Q05
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Payment solutions & investor services	$119	$115	$119	$113	$113	(5)%
Other fee revenue	6	5	6	5	6	7

Total fee and other revenue	125	120	125	118	119	(4)
Net interest revenue	38	41	43	42	44	17

Total revenue	163	161	168	160	163	—
Operating expense	127	124	130	125	135	7

Income before taxes	$36	$37	$38	$35	$28	(22)%
Average deposits	$6,540	$6,738	$6,515	$6,211	$6,761	3%
Employees at period-end	3,400	3,300	3,300	3,300	3,300
Return on common equity (annualized)	29%	37%	39%	32%	28%
Pre-tax operating margin	22%	23%	23%	21%	17%
MEMO: Intangible amortization	$—	$—	$—	$1	$—

Note: During 4Q06, a segment of our working capital solutions business was moved from the Payment Solutions & Investor Services sector to Business Exits in the Other sector based upon our intention not to renew certain contracts with agencies of the Federal government that expire in 2007. The income statements for all periods have been restated. In addition, 4Q06 includes $6 million of severance expense.

KEY POINTS

•	Total fee and other revenue decreased $6 million primarily reflecting lower ancillary service revenue at Mellon Investor Services and higher credits for compensating balances in lieu of fees (recorded in net interest revenue)

•	Net interest revenue increased $6 million resulting from higher deposit levels, including higher compensating balances, and increased spreads reflecting the higher interest rates at which excess deposits were invested

•	Operating expense increased 7% due primarily to $6 million of severance expense, which negatively impacted the pre-tax operating margin by approximately 400 bp; the severance expense represents a strategic action to improve the operating margins of our Working Capital Solutions and Mellon Investor Services businesses; headcount down 3% year over year

•	Bank Leader Survey (2006) - #1 rated for customer satisfaction among U.S. cash management providers

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

OTHER SECTOR

(in millions, presented on an FTE basis)	2005	2006
	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Revenue:
Fee and other revenue	$68	$65	$55	$53	$47
Net interest revenue	(9)	(12)	(20)	(15)	(13)

Total revenue	59	53	35	38	34
Credit quality expense	4	1	(3)	(1)	5
Operating expense	63	87	63	60	108

Income (loss) before taxes (FTE)	$(8)	$(35)	$(25)	$(21)	$(79)

KEY POINTS

•	Fee and other revenue decreased $21 million reflecting lower revenue in Business Exits and from revenue recorded in 4Q05 from a transitional services agreement with ACS

•	Net interest revenue decreased $4 million, reflecting the impact of a flat to inverted yield curve on our adjustable rate investment securities portfolio

•	Operating expense increased $45 million primarily due to: higher corporate incentives and pension expense; severance; merger-related expenses; occupancy reserves; and other expenses

INCOME TAXES

The tax rate was 8.2% in the fourth quarter of 2006. The provision for income taxes in the fourth quarter of 2006 includes a tax benefit of $74 million primarily related to a reversal of deferred tax liabilities due to management’s decision to indefinitely reinvest earnings of certain foreign subsidiaries in accordance with APB 23. Excluding this tax benefit, our effective tax rate for the fourth quarter of 2006 would have been 30.9%, compared with 32.3% in the fourth quarter of 2005. It is currently anticipated that the tax rate for the first quarter of 2007 will be approximately 32.5%.

DISCONTINUED OPERATIONS

In August 2006, we announced a definitive agreement to sell our insurance premium financing company, AFCO Credit Corporation, and its Canadian affiliate, CAFO Inc., to Branch Banking and Trust Company. The sale closed on Jan. 2, 2007, resulting in an immaterial gain.

In December 2006, Mellon sold its ownership interest in the direct and indirect portfolios of Mellon Ventures, our venture capital business, to investment funds organized by affiliates of The Goldman Sachs Group, Inc. and New MVI, L.P. This decision was based upon the determination that this business no longer fits our strategic focus on our global asset management and securities servicing businesses and that the capital consumed by this business could be deployed in other strategic initiatives. A substantial portion of the sale was completed in December with subsequent closings expected to occur during the first quarter of 2007, once remaining consents to the transfer are obtained. Based on this transaction, we applied discontinued operations accounting to this business. Accordingly, the income statements for all periods in this earnings summary have been restated. This restatement resulted in a reduction to previously reported levels of equity investment revenue; a reduction in operating expenses; an increase in net interest revenue; and a change in continuing earnings per share. The sale of the portfolios and related costs generated an after-tax loss of $68 million, reported as a net loss on disposals.

In the fourth quarter of 2006, income from operations of $4 million was recorded primarily from the operations of Mellon Ventures. The net loss on disposals in the fourth quarter of 2006 totaled $65 million, as the loss on sale of the Mellon Ventures portfolio was partially offset by income tax net benefits recognized primarily on prior-periods divestitures.

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

JUNIOR SUBORDINATED DEBENTURES

Based on current interest rate expectations and subject to our ability to issue replacement securities prior to the planned merger outlined below, we intend to redeem our Series A and Series B junior subordinated debentures, each issued for a face value of $515 million, in the first half of 2007. The securities are redeemable at 103.86% and 103.9975% of the liquidation amounts during the 12-month periods beginning on Dec. 1, 2006 and Jan. 15, 2007, respectively. We expect to replace these securities with a combination of Tier I qualifying capital securities and senior debt securities that would reduce our future funding costs. Redemption of both securities would result in a total pre-tax charge to income of $46 million for the redemption premiums and write-off of unamortized issuance costs.

MERGER AGREEMENT WITH THE BANK OF NEW YORK (“BNY”)

On Dec. 3, 2006, Mellon and BNY entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Mellon and BNY will each merge with and into a newly formed corporation to be called The Bank of New York Mellon Corporation. The boards of directors of both companies have unanimously approved the Merger Agreement. The board of directors of each company has adopted a resolution recommending the adoption of the Merger Agreement by its respective shareholders, and each party has agreed to put these matters before their respective shareholders for consideration. Subject to satisfaction of various conditions of closing, the merger is expected to close early in the third quarter of 2007.

It is currently anticipated that Mellon and BNY will file a joint proxy statement/prospectus with the SEC regarding the proposed merger in late February or early March, after each party files its annual report on Form 10-K with the SEC.

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Mellon Financial Corporation 4Q06 Quarterly Earnings Summary

FINANCIAL GOALS

	Full-Year Revenue Growth		Full-Year Pre-tax Margin
Business Sectors	Actual 2006 vs. 2005	Goal 2007-2009	Actual 2006 (a)	Goal 2009
Mellon Asset Management	33%	11-14%	31%	31-33%
Private Wealth Management	5%	8-10%	40%	38-40%
Asset Servicing	24%	10-12%	20%	25-27%
Payment Solutions & Investor Services	1%	3-5%	21%	25-27%
Total Corporation			24%	29-30%+

	2005 Actual	2006 Actual	Goal
Fee revenue per employee (in thousands)	$250 (b)	$290	> $350 by 2009
Percent of pre-tax income – non-U.S.	10% (c)	18% (c)	>25% by 2008

(a)	Full-year 2006 included the following expenses:

Mellon Asset Management - $8 million of severance expense and $5 million of impairment charges, which combined, negatively impacted the full-year 2006 pre-tax operating margin by approximately 50 basis points.

Asset Servicing - $11 million of impairment charges and $7 million of severance expense, which combined, negatively impacted the full-year 2006 pre-tax operating margin by approximately 100 basis points.

Payment Solutions & Investor Services - $7 million of severance expense that negatively impacted the full-year 2006 pre-tax operating margin by approximately 100 basis points.

Total Corporation - 1Q06 charges recorded in connection with payments, awards and benefits for Mellon’s former chairman and chief executive officer pursuant to his employment agreement; 4Q06 additional severance expense; impairment charges; merger-related expenses; and additional occupancy reserves. Combined, these expenses totaled $78 million, and negatively impacted the full-year 2006 pre-tax operating margin by approximately 200 basis points.

(b)	Amount adjusted for the 1Q05 $197 million pre-tax gain from the sale of our investment in Shinsei Bank.

(c)	The 2006 ratio has been adjusted for the expense items described above. The 2005 ratio has been adjusted for the Shinsei gain noted above, and $15 million of other expenses as described on page 7 of our 2005 Financial Annual Report.

Note: Goals defined at the Mellon Investor Conference on Nov. 13, 2006.

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QUARTERLY EARNINGS SUMMARY

APPENDIX

Financial Trends

Table of Contents

Notes to Financial Trends	1
Consolidated Results	2
Noninterest Revenue	3
Average Balances	4
Interest Yields / Rates	5
Operating Expense	6
Assets Under Management / Administration or Custody	7
Assets Under Management Net Flows	8
Mellon Asset Management	9
Private Wealth Management	10
Asset Servicing	11
Payment Solutions & Investor Services	12
Other Sector	13
Annual Business Sector Trends 2004-2006	14
Nonperforming Assets	16
Provision and Reserve for Credit Exposure	17